PROSPECTUS SUPPLEMENT                                         File No. 333-38792
----------------------                                            Rule 424(b)(3)

(To Prospectus Supplement and Prospectus dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number: 2018


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:    $105,000,000    Original Issue Date:     September 18, 2000

CUSIP Number:        59018Y BJ9      Stated Maturity Date:    September 18, 2002

Interest Calculation:                Day Count Convention:
---------------------                ---------------------

[x]    Regular Floating Rate Note    [x]    Actual/360

[ ]    Inverse Floating Rate Note    [ ]    30/360

         (Fixed Interest Rate):      [ ]    Actual/Actual




Interest Rate Basis:
--------------------
[ ]    LIBOR                         [ ]    Commercial Paper Rate

[ ]    CMT Rate                      [ ]    Eleventh District Cost of Funds Rate

[ ]    Prime Rate                    [ ]    CD Rate

[x]    Federal Funds Rate            [ ]    Other (see attached)

[ ]    Treasury Rate

  Designated CMT Page:               Designated LIBOR Page:
    CMT Telerate Page:                 LIBOR Telerate Page:
     CMT Reuters Page:                 LIBOR Reuters Page:


Index Maturity:            N/A        Minimum Interest Rate:    Not Applicable

Spread:                    0.300%     Maximum Interest Rate:    Not Applicable

Initial Interest Rate:     TBD        Spread Multiplier:        Not Applicable



Interest Reset Dates:         Daily, commencing September 18, 2000 through the
                              maturity date; subject to the following business day convention

Interest Payment Dates:       Quarterly, on the 18th of March, June, September
                              and December commencing December 18, 2000; subject to the following business day convention


Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        September 13, 2000